Exhibit 23(b)(i)

                       THE RODNEY SQUARE TAX-EXEMPT FUND

                         A Massachusetts Business Trust


                          AMENDED AND RESTATED BYLAWS


                                AUGUST 17, 1998

                           AMENDED AND RESTATED BYLAWS

                        THE RODNEY SQUARE TAX-EXEMPT FUND

                                    ARTICLE I

                    Declaration Trust and Location of Offices

         SECTION 1. DECLARATION OF TRUST. These Bylaws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of The Rodney Square Tax-Exempt Fund, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

         SECTION 2. PRINCIPAL OFFICE OF THE TRUST AND RESIDENT AGENT. The principal office of the Trust shall be located in Wilmington, Delaware. Its resident agent in Massachusetts shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts, or such other person as the Trustees may from time to time designate. The Trust may establish and maintain such other offices and places of business as the Trustees may, from time to time, determine.

                                   ARTICLE II
                          Powers and Duties of Trustees

         SECTION 1. TRUSTEES. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out the responsibility, so far as such powers are not inconsistent with the laws of the Commonwealth of Massachusetts, the Declaration of Trust, or with these Bylaws.

         SECTION 2. EXECUTIVE AND OTHER COMMITTEES. The Trustees, by vote of a majority of the Trustees then in office, may elect from their own number an executive committee or other committees to consist of not less than three nor more than five members, and may delegate thereto some or all of their powers except those which by law, by the Declaration of Trust, or by these Bylaws may not be delegated. Except as the Trustees may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Trustees or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Trustees themselves. All members of such committees shall hold such offices at the pleasure of the Trustees. The Trustees may abolish any such committee at any time. Any committee to which the Trustees delegate any of their powers or duties shall keep records of its meetings and shall report its actions to the Trustees. The Trustees shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. Any such committee may act by meeting in person, by unanimous written consent, or by telephonic meeting provided a quorum of members participates in any such telephonic meeting.

         SECTION 3. OTHER COMMITTEES. The Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers perform such duties and abide by such procedures as may be determined from time to time by the Trustees, but shall not exercise any power which may lawfully be exercised only by the Trustees or a committee of Trustees.

         SECTION 4. COMPENSATION. Each Trustee and each committee member may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

                                   ARTICLE III
                               Trustees' Meetings

         SECTION 1. REGULAR MEETINGS. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that any Trustee who is absent when such determination is made shall be given notice of the determination.

         SECTION 2. SPECIAL MEETINGS. Special meetings of the Trustees shall be called by the Secretary at the written request of the President, the Treasurer, or any two Trustees, and if the Secretary when so requested refuses or fails for more than twenty-four hours to call such meeting, the President, the Treasurer, or such two Trustees, may in the name of the Secretary call such meeting by giving due notice in the manner required when notice is given by the Secretary.

         SECTION 3. NOTICES. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the Secretary to each Trustee, by mailing to him, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address, a written or printed notification of such meeting at least three days before the meeting or by delivering such notice to him at least two days before the meeting, or by sending to him at least 24 hours before the meeting, by prepaid telegram, addressed to him at his said registered address, if any, or if he has no such registered address, at his last known address, notice of such meeting.

         SECTION 4. PLACE OF MEETING. All special meetings of the Trustees shall be held in Wilmington, Delaware, or such other place in the United States as the person or persons requesting said meeting to be called may designate, but any meeting may adjourn to any other place.

         SECTION 5. SPECIAL ACTION. When all the Trustees shall be present in person or by telephone at any meeting, however called, or wherever held, or shall assent to the holding of the meeting without notice, or after the meeting shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

         SECTION 6. ACTION BY CONSENT. Any action by the Trustees may be taken without a meeting, if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees meetings, or by telephone consent provided a quorum of Trustees participates in any such telephone meeting. Such consent shall be treated as a vote of the Trustees for all purposes.

                                   ARTICLE IV
                                    Officers

         SECTION 1. OFFICERS. The officers of the Trust shall be a President, a Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. Two or more offices may be held by a single person. Any officer may be, but need not be, a Trustee. It shall not be necessary for any Trustee or other officer to be a holder of shares in the Trust. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint.

         SECTION 2. ELECTION OF OFFICERS. The President, the Treasurer and the Secretary shall be elected annually by the Trustees at their last regular meeting in each year or at such other meeting in such year as the Trustees shall determine ("Annual Meeting"). Other officers or agents, if any, may be elected or appointed by the Trustees at said meeting or at any other time. The President, Treasurer and Secretary shall hold office until the next Annual Meeting and until their respective successors are chosen and qualified, or in each case until he dies, resigns, is removed or become disqualified. Each other officer shall hold office and each agent shall retain his authority at the pleasure of the Trustees.

         SECTION 3. POWERS. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

         SECTION 4. CHAIRMAN OF THE BOARD OF TRUSTEES. The Trustees may, but need not appoint from their number a Chairman. He shall perform any such duties as the Trustees may from time to time designate.

         SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Trust and, subject to the Trustees, shall have general supervision over the business, affairs and property of the Trust and general supervision over its officers, employees and agents. When present, he shall preside at all meetings of the shareholders and the Trustees, and shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Trustees.

         SECTION 6. TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the custodian of its duties with respect thereto. He shall render to the Trustees, whenever directed by the Trustees, an account of the financial condition of the Trust; and as soon as possible after the close of each financial year he shall make and submit to the Trustees a like report for such financial year. The Treasurer shall perform such other duties as appertain to his office or as may be required by the Trustees.

         SECTION 7. SECRETARY. The Secretary shall attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the Shareholders and Trustees in books to be kept for that purpose. He shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, all of which shall at all reasonable times be open to inspection by the Trustees. The Secretary shall perform such other duties as appertain to his office or as may be required by the Trustees.

         SECTION 8. VICE PRESIDENT. Each Vice President of the Trust shall perform such duties as the Trustees or the President may from time to time designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         SECTION 9. ASSISTANT TREASURER. The Assistant Treasurer of the Trust shall perform such duties as the Treasurer or the Trustees may from time to time designate, and, in the absence of the Treasurer, (or, if there are two or more Assistant Treasurers, then the senior of the Assistant Treasurers present and able to act) may perform all the duties of the Treasurer, subject to the control of the Trustees.

         SECTION 10. ASSISTANT SECRETARY. Assistant Secretary of the Trust shall perform such duties as the Secretary or the Trustees may from time to time designate, and, in the absence of the Secretary, (or, if there are two or more Assistant Secretaries, then the senior of the Assistant Secretaries present and able to act) may perform all the duties of the Secretary.

         SECTION 11. SUBORDINATE OFFICERS. The Trustees from time to time may appoint such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

         SECTION 12. RESIGNATIONS AND REMOVALS. Any officer of the Trust may resign by filing a written resignation with the President, the Trustees, or the Secretary, which shall take effect at such time as may be therein specified. The Trustees may at any meeting remove any officer by a majority vote. In addition, any officer or agent appointed in accordance with the provision of Section 11 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Trustees.

         SECTION 13. VACANCIES AND NEWLY CREATED OFFICES. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting of the Trustees or, in the case of any office created pursuant to Section 11 hereof, by any officer upon whom such power shall have been conferred by the Trustees.

                                    ARTICLE V
                                    Insurance

         The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer or employee of the Trust, or is or was serving at the request of the Trust as a Trustee, officer or employee of a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability.

         The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE VI
                          Shares of Beneficial Interest

         SECTION 1. TRANSFER OF SHARES. The shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

         SECTION 2. EQUITABLE INTEREST NOT RECOGNIZED. The Trust shall be entitled to treat the holder of record of any share or shares of beneficial interest as the holder of fact thereof, and shall not be bound to recognize any equitable or other claim of interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

                                   ARTICLE VII
                             Shareholders' Meetings

         SECTION 1. CALLING OF MEETINGS. Meetings of the shareholders shall be called by the Secretary whenever ordered by the Trustees or requested in writing by the holder or holders of at least one-tenth of the outstanding shares entitled to vote. If the Secretary, when so ordered or requested, refuses or neglects for more than thirty days to call such special meeting, the Trustees or the shareholders so requesting may, in the name of the Secretary, call the meeting by giving notice thereof in the manner required when notice is given by the Secretary.

         SECTION 2. NOTICES. Except as above provided, notices of any special meeting of the shareholders shall be given by the Secretary by delivering or mailing, postage prepaid, to each shareholder entitled to vote at said meeting, a written or printed notification of such meeting, at least fifteen days before the meeting, to such address as may be registered with the Trust by the shareholder, provided, however, that notice of a meeting need not be given to a shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, each as amended. Each such notice shall state the place, date, hour and purposes of the meeting. Notice of any meeting of shareholders need not be given to any shareholder if a written waiver of notice, executed before or after such meeting, is filed with the records of such meeting, or to any shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting.

         SECTION 3. PLACE OF MEETING. All meetings of the shareholders shall be held in Wilmington, Delaware, or at such other place in the United States as the Trustees may designate.

         SECTION 4. BALLOTS. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

         SECTION 5. VOTING; PROXIES. Shareholders entitled to vote may vote either in person or by proxy, provided that such proxy to act is authorized to act by (1) a written instrument, dated not more than eleven months before the meeting and executed either by the shareholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the Commonwealth of Massachusetts) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Trustees. Proxies shall be delivered to the secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of the shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

         SECTION 6. ACTION WITHOUT A MEETING. Any action to be taken by shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting.

                                  ARTICLE VIII
                               Inspection of Books

         The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

                                   ARTICLE IX
                                    Custodian

         The Custodian employed by the Trust pursuant to Article IX to the Declaration of Trust shall be required to enter into a contract with the Trust which shall contain in substance the following provisions:

         (a) The Trust will cause all securities and funds owned by the Trust to be delivered or paid to the Custodian.

         (b) The Custodian will receive and receipt for any monies due to the Trust and deposit the same in its own banking department and in such other banking institutions, if any, as the Custodian and the Trustees may approve. The Custodian shall have the sole power to draw upon any such account.

         (c) The Custodian shall release and deliver securities owned by the Trust in the following cases only:

                  (1) Upon the sale of such securities for the account of the Trust and receipt of payment therefor;

                  (2) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that in any such case, the cash is to be delivered to the Custodian;

                  (3) To the issuer thereof or its agent for transfer into the name of the Trust, the Custodian or a nominee of either, or for exchange for a different number of bonds or certificates representing the same aggregate face amount or number of units; provided that in any such case the new securities are to be delivered to the Custodian;

                  (4) To the broker selling the same for examination, in accord with the "street delivery" custom;

                  (5) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities or pursuant to provisions to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

                  (6) In the case of warrants, rights, or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts of temporary securities for definitive securities;

                  (7) To any pledge by way of pledge or hypothecation to secure any loan, but only within the limits permitted to the Trust by Article V, Section l(p) of the Declaration of Trust.

                  (8) For deposit in a system for the central handling of securities in accordance with the provisions of Article IX, Section 2 of the Declaration of Trust.

         (d) The Custodian shall pay out monies of the Trust only upon the purchase of securities for the account of the Trust and the delivery in due course of such securities to the Custodian, or in connection with the conversion, exchange or surrender of securities owned by the Trust as set forth in (c), or for the repurchase of shares issued by the Trust or for the making of any disbursements authorized by the Trustees pursuant to the Declaration of Trust or these Bylaws, or for the payment of any expense or liability incurred by the Trust; provided that, in every case where payment is made by the Custodian in advance of receipt of the securities purchases, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian.

         (e) The Custodian shall make deliveries of securities and payments of cash only upon written instructions signed or initialed by such officer or officers or other agent or agents of the Trust as may be authorized to sign or initial such instructions by resolution of the Trustees; it being understood that the Trustees may from time to time authorize a different person or persons to sign or initial instructions for different purposes.

         The contract between the Trust and the Custodian may contain any such other provisions not inconsistent with the provisions of Article IX of the Declaration of Trust or with these Bylaws as the Trustees may approve.

         Such contract shall be terminable by either party upon written notice to the other within such time not exceeding sixty (60) days as may be specified in the contract; provided; however, that upon termination of the contract or inability of the Custodian to continue to serve, the Custodian shall, upon written notice of appointment of another bank or trust company as custodian, deliver and pay over to such successor custodian all securities and monies held by it for account of the Trust. In such case, Trustees shall promptly appoint a successor custodian, but in the event that no successor custodian can be found having the required qualifications and willing to serve, it shall be the duty of the Trustees to call as promptly as possible a special meeting of the shareholders to determine whether the Trust shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares, the Custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

         Such contract shall also provide that, pending appointment of a successor Custodian or a vote of the shareholders specifying some other disposition of the funds and property, the Custodian shall not deliver funds and property of the Trust to the Trust, but may deliver them to a bank or trust company doing business in Boston, Massachusetts, of its own selection having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000 as the property of the Trust to be held under terms similar to those on which they were held by the retiring custodian.

         Any Sub-Custodian employed by the Custodian pursuant to authorization to do so granted by the Trust pursuant to this Article IX of the Declaration of Trust shall be required to enter into a contract with the Custodian containing in substance the same provisions as those described in paragraphs (a) through (e) above, except that any contract with a Sub-Custodian performing its duties outside the United States and its territories and possessions, may omit or limit any of such conditions, provided that, any such omission or limitation shall be expressly approved by a majority of the Trustees of the Trust.

                                    ARTICLE X
                                      Seal

         The  seal  of  the  Trust  shall  be  circular  in  form   bearing  the
inscription: "Rodney Square Tax-Exempt Fund - 1985."

         The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

                                   ARTICLE XI
                               Execution of Papers

         Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts, and other obligations made, accepted, or endorsed by the Trust shall be executed by the president, any vice president, or the treasurer, or by whomever else shall be designated for that purpose by the Trustees, and need not bear the seal of the Trust.

                                   ARTICLE XII
                                   Fiscal year

         The fiscal year of the Trust shall be the period of twelve months ending on the 30th day of September in each calendar year.

                                  ARTICLE XIII
                                   Amendments

         These Bylaws may be amended at any meeting of the Trustees of the Trust by a majority vote; provided, however, that any amendment which changes or affects the provisions of Article IX, Article XIII or Article XIV shall be approved by vote of a majority of the outstanding shares of the Trust entitled to vote.

                                   ARTICLE XIV
                             Reports to Shareholders

         The Trustees shall at least semi-annually submit to the shareholders a written financial report of the transactions of the Trust including financial statements which shall at least annually be certified by independent public accountants.